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                                  UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C. 20549



                                    FORM 8-K

                                 CURRENT REPORT



     Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934


       Date of Report (Date of earliest event reported): December 24, 2002

                         KANEB PIPE LINE PARTNERS, L.P.

               (Exact name of registrant as specified in charter)


       Delaware                         001-5083                 75-2287571
(State of Incorporation)          (Commission File No.)       (I.R.S. Employer
                                                             Identification No.)



                          2435 North Central Expressway
                             Richardson, Texas 75080
               (Address of Principal Executive Offices) (Zip Code)


       Registrant's telephone number, including area code: (972) 699-4062



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Item 2. Acquisition or Disposition of Assets.

     On December 24, 2002, Kaneb Pipe Line Operating Partnership, L.P. ("KPOP"), a subsidiary of the Registrant, acquired a 400-mile petroleum products pipeline system in North Dakota and Minnesota from Tesoro Refining and Marketing Company ("Tesoro"), a subsidiary of Tesoro Petroleum Company, for approximately $100 million in cash. The acquisition was financed with a KPOP bridge loan, due in December 2003, from a group of commercial banks including SunTrust Bank, as administrative agent.

     The acquired Tesoro pipeline system originates at the Mandan, North Dakota Tesoro refinery and serves four of its own terminals as well as certain non-owned destinations in North Dakota and Minnesota through pipeline connections.



Item 7. Financial Statements and Exhibits.

         Exhibits.


          10.1 Asset Purchase Agreement, dated as of November 21, 2002, by and between Tesoro Refining and Marketing Company and Kaneb Pipe Line Operating Partnership, L.P., filed herewith.

          10.2 Bridge Loan Agreement, dated as of December 23, 2002, by and between Kaneb Operating Partnership, L.P., Kaneb Pipe Line Partners, L.P., the Lenders and SunTrust Bank as Administrative Agent, filed herewith.

          10.3 Subsidiary Guaranty Agreement, dated as of December 23, 2002, among each of the Subsidiaries, Kaneb Pipe Line Operating Partnership, L.P. and SunTrust Bank, filed herewith.






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                                   SIGNATURES


     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                               KANEB PIPE LINE PARTNERS, L.P.

                                 By: Kaneb Pipe Line Company LLC,
                                     as General Partner


Dated January 8, 2003                    //s// Howard C. Wadsworth
                                 -----------------------------------------------
                                 Howard C. Wadsworth
                                 Vice President, Treasurer and Secretary